  As filed with the Securities and Exchange Commission on March 18, 1999

                                                Registration No. 333-71443
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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549
                               ----------------

                            AMENDMENT NO. 1 TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                               ----------------

                            Case Credit Corporation
            (Exact name of registrant as specified in its charter)
               Delaware                              76-0394710
               (State of                          (I.R.S. Employer
            incorporation)                       Identification No.)

                                233 Lake Avenue
                            Racine, Wisconsin 53404
                                (414) 636-6011
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              Richard S. Brennan
                         General Counsel and Secretary
                               Case Corporation

                 233 Lake Avenue, Racine, Wisconsin 53403
                                (414) 636-6011
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:
         Elizabeth A. Raymond                    Gerard M. Meistrell
         Mayer, Brown & Platt                  Cahill Gordon & Reindel
       190 South LaSalle Street                    80 Pine Street
     Chicago, Illinois 60603-3441             New York, New York 10005
            (312) 782-0600                         (212) 701-3000

                               ----------------

  Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
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
                                       Amount      Proposed Maximum  Proposed Maximum    Amount of
     Title of Each Class of             to be       Offering Price  Aggregate Offering  Registration
   Securities to be Registered      Registered(1)     Per Unit(2)        Price(2)           Fee
-----------------------------------------------------------------------------------------------------
Debt Securities..................  $550,000,000(3)       100%        $550,000,000(3)   $141,502(3)(4)

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(1) If any Debt Securities are issued at an original issue discount, such greater amount as shall result in an aggregate offering price to the public which shall not exceed the amount set forth under Proposed Maximum Aggregate Offering Price, or if Debt Securities are issued in a foreign or composite currency, an equivalent amount of such foreign or composite currency.
(2) Estimated solely for the purpose of calculating the registration fee.

(3) Of the $550,000,000 of debt securities registered hereby, $41,000,000 aggregate principal amount of such securities was registered pursuant to Registration No. 333-52725 and are unissued as of the date hereof. A registration fee of $12,095 was previously paid with respect to such debt securities and is not included in the amount set forth under Amount of Registration Fee.

(4) Previously paid.

  Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus filed as part of this Registration Statement relates to the securities registered hereby, including the remaining unsold $41,000,000 principal amount of debt securities previously registered by the Registrant under its Registration Statement on Form S-3 (File No. 333-52725).

                               ----------------
  The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.
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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                Subject to Completion, Dated March 18, 1999

PROSPECTUS


Case Credit Corporation
233 Lake Avenue

Racine, Wisconsin 53403
(414) 636-6011

                               $550,000,000
                                Debt Securities

                    --------------

  Case Credit will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

                    --------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                    --------------



               The date of this prospectus is             , 1999.

  You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. The Company has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Case Credit is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information the Company has previously filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference, is accurate as of the date on the front of those documents only. Case Credit's business, financial condition, results of operations and prospects may have changed since such dates.

                      WHERE YOU CAN FIND MORE INFORMATION

  Case Credit files reports and other information with the SEC. Case Credit's SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document Case Credit files at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 to obtain information on the operation of the public reference room.

  The Company has filed a registration statement on Form S-3 (the "Registration Statement") relating to the debt securities with the SEC under the Securities Act of 1933 (the "Securities Act"). For further information on Case Credit Corporation and the debt securities, you should refer to the Registration Statement and its exhibits. This prospectus and any related prospectus supplement summarizes material provisions of contracts and other documents that the Company refers you to. Since the prospectus and any related prospectus supplement may not contain all the information that you may find important, you should review the full text of these documents. The Company has included copies of these documents as exhibits to the Registration Statement or incorporated them by reference into this prospectus.

          INCORPORATION OF INFORMATION CASE CREDIT FILES WITH THE SEC

  Case Credit is "incorporating by reference" certain information it files with the SEC into this prospectus, which means:

  . incorporated documents are considered part of this prospectus;

  . the Company can disclose important information to you by referring you to those documents; and

  . information that the Company files with the SEC will automatically update and supersede this prospectus.

  The Company incorporates by reference the documents listed below, which the Company filed with the SEC under the Securities Exchange Act of 1934 (the "Exchange Act"):

  . Annual Report on Form 10-K for the year ended December 31, 1998.

  The Company also incorporates by reference each of the following documents that the Company will file with the SEC after the date of the initial filing of the Registration Statement with the SEC and prior to effectiveness of the Registration Statement or after the date of this prospectus but before the end of the offering of the debt securities:

  . Reports filed under Sections 13(a) and (c) of the Exchange Act;

  . Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

  . Any reports filed under Section 15(d) of the Exchange Act.

  You may request a copy of any filings referred to above, at no cost, by writing or telephoning the Company at the following address:

    Case Credit Corporation
    Attention: Kevin J. Hallagan, Vice President and Secretary
    700 State Street
    Racine, Wisconsin 53404
    Telephone: (414) 636-6011

                           FORWARD-LOOKING STATEMENTS

  The Company has made forward-looking statements in this prospectus, the accompanying prospectus supplement and in the documents incorporated by reference in this prospectus. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements are statements (other than statements of historical facts) that address activities, events or developments that the Company expects or anticipates will or may occur in the future, including such items as business strategy and measures to implement strategy, competitive strengths, goals, expansion and growth of the Company's business and operations, plans and references to future success. Forward-looking statements also include any other statements that include words such as "anticipate," "believe," "plan," "estimate," "expect," "intend" and other similar expressions.

  Forward-looking statements are based on certain assumptions and analyses the Company has made in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors the Company believes are appropriate. Whether actual results and developments will conform with the Company's expectations and predictions is subject to a number of risks and uncertainties, including, among others, the following:

  . general economic, market or business conditions;

  . conditions in and policies of the agricultural, construction, housing and credit industries;

  . risks associated with investments and operations in foreign jurisdictions and any future international expansion, including those related to economic, political and regulatory policies of local governments and laws or policies of the United States and other countries;

  . changes in governmental laws and regulations affecting lending, borrowing, taxes and other matters impacting the Company; and

  . the potential impacts of increased competition in the markets in which the Company operates.

  All of the forward-looking statements made in this prospectus and the accompanying prospectus supplement are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Company has anticipated will be realized. Even if the results and developments in the Company's forward-looking statements are substantially realized, there is no assurance that they will have the expected consequences to or effects on the Company or the Company's business or operations.

  Further information concerning factors that could significantly impact expected results is included in (a) the following sections of the Company's Form 10-K Annual Report for the year ended December 31, 1998, as filed with the
SEC: Business, Legal Proceedings and Management's Analysis of Results of Operations and (b) documents the Company files with the SEC under the Exchange Act that are incorporated by reference in this prospectus.

                                  THE COMPANY

  Case Credit(R) Corporation ("Case Credit" or the "Company") is a subsidiary of Case Capital Corporation ("Case Capital"). Case Capital is a subsidiary of Case Corporation ("Case"). Case Capital was recently created to provide broad-based financial services for the global marketplace. Case Credit and its operating subsidiaries and joint ventures provide and administer financing for the retail purchase or lease of new and used Case and other agricultural and construction equipment. Case Credit offers various types of retail financing to end-use customers to facilitate the sale or lease of Case products in the United States, Canada, Australia, Europe and Uzbekistan. The Company's business principally involves purchasing retail installment sales contracts from Case dealers. In addition, the Company facilitates and finances the sale of insurance products to retail customers, provides financing for Case dealers and Case rental equipment yards, and also provides other retail financing programs in North America. In North America, Case Credit's private-label credit card is used by customers to purchase parts, service, rentals, implements and attachments from Case dealers. Case Credit also provides financing options to dealers for a variety of purposes, including inventory, working capital, real estate acquisitions, construction and remodeling, business acquisitions, dealer systems and service and maintenance equipment.

  The Company's business is dependent on the ability of Case and its dealers to generate sales and leasing activity, the willingness of customers to enter into financing transactions with the Company and the availability of funds to the Company to finance such transactions. The ability of Case and its dealers to sell agricultural and construction equipment and thereby generate retail receivables is affected by numerous factors, including:

  . the general level of activity in the agricultural and construction industries;

  . the rate of North American agricultural production and demand;

  . weather conditions;

  . commodity prices;

  . consumer confidence;

  . government subsidies for the agricultural sector;

  . prevailing levels of construction (especially housing starts); and

  . levels of total industry capacity and equipment inventory.

In addition, the Company's business is affected by changes in market interest rates, which in turn are related to general economic and capital market conditions, demand for credit, inflation, governmental policies and other factors.

  The Company obtains funding for its operations from a variety of sources including the issuance of commercial paper, medium-term notes and public debt; the issuance of securities in asset-backed securitization ("ABS") transactions; bank revolving credit facilities; earnings retained in the business; and advances and equity capital from Case. The Company sells substantial amounts of retail receivables in ABS transactions that typically involve the sale of a pool of retail installment sales contracts to limited-purpose business trusts or similar securitization entities. The Company remains as servicer of these receivables, for which it is typically paid a servicing fee.

  The Company continues to expand its financing business by providing retail and dealer financing in new geographic regions and for a broader range of equipment, and by offering new financing products to Case dealers, end-use customers and to others. The Company recently formed Soris Financial ("Soris(TM)") as a brand name to serve its diversified client base in the agricultural, construction, industrial mobile and other equipment industries. Soris offers a broad range of retail and wholesale financing products including equipment and commercial loans and leases for North American manufacturers, dealers, distributors and their customers. Soris also facilitates and finances the sale of insurance products to retail customers.

                                CASE CORPORATION

  Case is a leading worldwide designer, manufacturer, marketer and distributor of farm equipment and light- to medium-sized construction equipment, and offers a broad array of financial products and services through Case Capital, Case's financial services business. Case's market position is particularly significant in several product categories including loader/backhoes, skid steer loaders, large, high-horsepower farm tractors and self-propelled combines.

                       RELATIONSHIP WITH CASE CORPORATION

  Case provides the Company with certain operational and financial support that is integral to the conduct of the Company's business. Presented below is a description of the support agreement between the Company and Case. Other operational and financial support provided to the Company by Case is described in reports filed by the Company with the SEC pursuant to the Exchange Act.

  The Company and Case have entered into a support agreement (the "Support Agreement") which provides, among other things, that Case:

    (1) will remain, directly or indirectly, the sole owner of all of the voting stock of the Company; and

    (2) will make quarterly payments to the Company to the extent necessary to ensure that the Company's consolidated pre-tax earnings (as defined in the Support Agreement) available for fixed charges equal at least 1.10 times its fixed charges (as defined in the Support Agreement) in all periods composed of four consecutive fiscal quarters.

The Support Agreement provides that Case is not directly or indirectly guaranteeing any indebtedness, liability or obligation of the Company. The Support Agreement may be modified or amended by the parties thereto or terminated by either party upon 30 days' prior written notice to the other party, with copies of any such amendment or notice being sent to Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Ratings Group ("S&P") and any other nationally recognized statistical rating organizations then rating Case Credit debt, provided that at least one of the following conditions is met:

    (a) Moody's and S&P confirm in writing that their ratings on Case Credit debt would not be downgraded or withdrawn as a result of such modification, amendment or termination; or

    (b) the modification, amendment or notice of termination provides that the Support Agreement will continue in effect with respect to debt of Case Credit outstanding on the effective date of the modification, amendment or termination; or

    (c) the holders of at least a majority of the aggregate unpaid principal amount of all outstanding debt of Case Credit with an original maturity in excess of 270 days consent in writing, so long as the holders of debt of Case Credit having an original maturity of 270 days or less shall continue to have the benefit of the Support Agreement until the maturity of such debt.

For purposes of the Support Agreement, no portion of any debt is considered to be "outstanding" if such debt is deemed to be discharged and not outstanding in accordance with the indenture or other governing instrument defining the rights of the holders of such debt.

  The calculation of pre-tax earnings available for fixed charges under the Support Agreement differs from the calculation of the ratio of earnings to fixed charges under SEC rules. Under the Support Agreement, all cash extraordinary non-recurring items of income or expense (other than cash debt defeasance costs) are included. Under SEC rules, these items are excluded.

                                USE OF PROCEEDS

  Except as otherwise set forth in the prospectus supplement relating to a specific issuance of debt securities, the net proceeds to be received by the Company from the sale of the debt securities will be used to fund the Company's finance programs (including, without limitation, retail finance programs offered by Case Credit to end-use customers and dealer rental equipment finance programs offered by Case Credit) and for other corporate purposes, including the repayment of indebtedness. Pending such use, the net proceeds may be temporarily invested in short-term instruments.

                       RATIO OF EARNINGS TO FIXED CHARGES

  The ratio of earnings to fixed charges for Case Credit is set forth below for the periods indicated.

                             Year Ended December 31
      ----------------------------------------------------------------------------------------------------
      1998             1997                      1996                      1995                      1994
      1.90x            2.23x                     2.80x                     4.34x                     2.57x

  For the computation of the ratio of earnings to fixed charges, "earnings" has been calculated by adding income (loss) before taxes, cumulative effect of changes in accounting principles and extraordinary loss, interest expense, fixed charges of unconsolidated subsidiaries, the portion of rentals representative of an interest factor and amortization of capitalized debt expense. Fixed charges consist of interest expense, fixed charges of unconsolidated subsidiaries, the portion of rentals representative of an interest factor and amortization of capitalized debt expense.

  The calculation of pre-tax earnings available for fixed charges under the Support Agreement differs from the calculation of the ratio of earnings to fixed charges under SEC rules as set forth above. Under the Support Agreement, all cash extraordinary non-recurring items of income or expense (other than cash debt defeasance costs) are included. Under SEC rules, these items are excluded.

                           DESCRIPTION OF SECURITIES

  The Securities will be issued under an Indenture (the "Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee"), dated as of October 1, 1997, a copy of which is incorporated by reference into the Registration Statement. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, including the definitions therein of certain terms. Wherever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are incorporated herein by reference. As used in this section or in any description of the Indenture, references to "Case Credit" or "the Company" refer to Case Credit Corporation and not its subsidiaries.

  The following sets forth certain general terms and provisions of the Securities. The particular terms of the Securities offered by any prospectus supplement (the "Offered Securities") will be described in the prospectus supplement relating to such Offered Securities (the "Applicable Prospectus Supplement").

General

  The Indenture does not limit the amount of securities that may be issued thereunder. Securities may be issued under the Indenture from time to time in one or more series. The Securities will be unsecured obligations of the Company. They will rank equally and ratably with Case Credit's other unsecured obligations.

  Unless otherwise indicated in the Applicable Prospectus Supplement, principal, premium, if any, and interest on the Securities will be payable, and the transfer of Securities will be registrable, at the office or agency to be maintained by the Company in New York, New York, and at any other office or agency maintained by the Company for such purpose. The Securities will be issued only in fully registered form without coupons and, unless otherwise indicated in the Applicable Prospectus Supplement, in denominations of $1,000 and integral multiples thereof. No service charge will be made for any registration of transfer or exchange of the Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

  The Applicable Prospectus Supplement will describe the following terms of the Offered Securities:

  (1) the title of the Offered Securities;

  (2) any limit on the aggregate principal amount of the Offered Securities;

  (3) the person to whom any interest on the Offered Securities will be payable, if other than the person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

  (4) the date or dates on which the principal of the Offered Securities is payable;

  (5) the rate or rates (which may be fixed or variable) at which the Offered Securities will bear interest, if any, or the method by which such rate or rates will be determined, the date or dates from which any such interest will accrue, the Interest Payment Dates on which any such interest will be payable and the Regular Record Date for the interest payable on any Interest Payment Date;

  (6) the place or places where the principal of and any premium and interest on the Offered Securities will be payable;

  (7) the period or periods within which, the price or prices at which and the terms and conditions upon which the Offered Securities may be redeemed, in whole or in part, at the option of the Company;

  (8) the obligation, if any, of the Company to redeem, purchase or repay the Offered Securities pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which the Offered Securities will be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

  (9) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the Offered Securities shall be issuable;

  (10) the currency, currencies or currency units in which payment of the principal of and any premium and interest on any Offered Securities will be payable if other than the currency of the United States of America;

  (11) if the amount of payments of principal of or any premium or interest on any Offered Securities may be determined with reference to an index or formula, the manner in which such amounts will be determined;

  (12) if the principal of or any premium or interest on any Offered Securities is to be payable, at the election of the Company or a Holder thereof, in one or more currencies or currency units other than that or those in which the Offered Securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium and interest on the Offered Securities as to which such election is made will be payable, and the periods within which and the terms and conditions upon which such election is to be made;

  (13) the applicability, if any, of the provisions described under "Defeasance and Covenant Defeasance;"

  (14) whether the Offered Securities will be issuable, in whole or in part, in the form of one or more Book-Entry Securities as described under "--Book-Entry Securities," and, in such case, the depository appointed by the Company with respect to the Offered Securities and the circumstances under which the Book-Entry Security may be registered for transfer or exchange or authenticated and delivered in the name of a person other than the Depository or its nominee;

  (15) if other than the principal amount thereof, the portion of the principal amount of the Offered Securities which will be payable upon declaration of acceleration of the Maturity thereof; and

  (16) any other terms of the Offered Securities.

  The Securities may be issued as Original Issue Discount Securities to be offered and sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to Original Issue Discount Securities and any Securities treated as having been issued with original issue discount for Federal income tax purposes will be described in the Applicable Prospectus Supplement. "Original Issue Discount Securities" means any Security which provides for an amount less than the principal amount thereof to be due and payable upon the declaration of acceleration of the Maturity thereof upon the occurrence of an Event of Default and the continuation thereof.

  The Indenture does not contain covenants or other provisions designed to afford holders of the Securities protection in the event of a highly leveraged transaction, change in credit rating or other similar occurrence. See "Relationship With Case Corporation" concerning Case's obligation to retain ownership of all of the voting stock of the Company and Case's obligation to make support payments to the Company under certain circumstances.

Book-Entry Securities

  Unless otherwise provided in the Applicable Prospectus Supplement, the Securities will be represented by one or more certificates (the "Global Securities"). The Global Security representing Securities will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), or other successor depository appointed by the Company (DTC or such other depository being the "Depository") and registered in the name of the Depository or its nominee. Unless otherwise provided in the Applicable Prospectus Supplement, Securities will not be issued in definitive form. If the aggregate principal amount of any issue exceeds $200 million, one certificate will be issued with respect to each $200 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.

  DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to DTC's book-entry system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the SEC.

  Upon the issuance by the Company of Securities represented by a Global Security, purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in the Global Security.

  So long as the Depository for the Global Security, or its nominee, is the registered owner of the Global Security, the Depository or its nominee, as the case may be, will be considered the sole owner or holder of the Securities represented by such Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in Securities represented by the Global Security will not be entitled to have Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Securities in definitive form and will not be considered the owners or holders thereof under the Indenture.

  To facilitate subsequent transfers, all Securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Neither DTC nor Cede & Co. will consent or vote with respect to Securities. Under its usual procedures, DTC mails an Omnibus Proxy to the Company as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

  Payments of principal, of premium, if any, and interest on the Securities represented by the Global Security registered in the name of DTC or its nominee will be made by the Company through the Trustee under the Indenture or a paying agent (the "Paying Agent"), which may also be the Trustee under the Indenture, to DTC or its nominee, as the case may be, as the registered owner of the Global Security. Neither the Company, the Trustee, nor the Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  The Company has been advised that DTC, upon receipt of any payment of principal, premium, if any, and interest in respect of a Global Security, will credit Direct Participants' accounts on the payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Paying Agent or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and interest to DTC is the responsibility of the Company or the Paying Agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

  If the Depository with respect to a Global Security is at any time unwilling or unable to continue as Depository and a successor Depository is not appointed by the Company within 90 days, the Company will issue certificated notes in exchange for the Securities represented by such Global Security.

  The Company has been informed by DTC that its management is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." The Company has also been informed by DTC that its has informed its Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payments of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. According to DTC, this program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC has informed the Company that its plan includes a testing phase, which is expected to be completed within appropriate time frames.

  However, the Company has been informed by DTC that its ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provisions of services, including telecommunications and electrical utility service providers, among others. DTC has informed the Company that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (a) impress upon them the importance of such services being Year 2000 compliant; and (b) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC has informed the Company that it is in the process of developing such contingency plans as it deems appropriate.

  According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

  The information in this section concerning the Depository and the Depository's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

Certain Covenants of the Company

  Limitations on Secured Funded Debt. The Indenture provides that the Company will not, nor will it permit any Restricted Subsidiary to, incur, issue, assume, guarantee or create any Secured Funded Debt, without effectively providing that the Outstanding Securities (as defined below) (together with, if the Company shall so determine, any other Indebtedness of the Company or such Restricted Subsidiary then existing or thereafter created which is not subordinated to the Outstanding Securities) will be secured equally and ratably with (or prior to) such Secured Funded Debt.

  This limitation is not applicable if, after giving effect to such Secured Funded Debt, the sum of the aggregate amount of all outstanding Secured Funded Debt of the Company and Restricted Subsidiaries would not exceed an amount equal to the sum of (i) $20 million and (ii) 15% of Consolidated Net Tangible Assets.

  Furthermore, this limitation on Secured Funded Debt does not apply to, and there will be excluded from Secured Funded Debt in any computation under such restriction, Funded Debt secured by:

  (1) Liens on real or physical property of any corporation existing at the time such corporation becomes a Subsidiary;

  (2) Liens on real or physical property existing at the time of acquisition thereof or incurred within 180 days of the time of acquisition thereof (including, without limitation, acquisition through merger or consolidation) by the Company or any Restricted Subsidiary;

  (3) Liens on real or physical property acquired (or constructed) after the date of the Indenture by the Company or any Restricted Subsidiary and created prior to, at the time of, or within 270 days after such acquisition (including, without limitation, acquisition through merger or consolidation) (or the completion of such construction or commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of all or any part of the purchase price (or the construction price) thereof;

  (4) Liens in favor of the Company or any Restricted Subsidiary;

  (5) Liens in favor of the United States of America, any State thereof or the District of Columbia, or any agency, department or other instrumentality thereof, to secure partial, progress, advance or other payments pursuant to any contract or provisions of any statute;

  (6) Liens incurred or assumed in connection with an issuance of revenue bonds the interest on which is exempt from Federal income taxation pursuant to
Section 103(b) of the Internal Revenue Code of 1986, as amended;

  (7) Liens securing the performance of any contract or undertaking not directly or indirectly in connection with the borrowing of money, the obtaining of advances or credit or the securing of Funded Debt, if made and continuing in the ordinary course of business;

  (8) Liens incurred (no matter when created) in connection with the Company's or a Restricted Subsidiary's engaging in leveraged or single-investor lease transactions; provided, however, that the instrument creating or evidencing any borrowings secured by such Lien will provide that such borrowings are payable solely out of the income and proceeds of the property subject to such Lien and are not a general obligation of the Company or such Restricted Subsidiary;

  (9) Liens under workers' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary, or deposits of cash or obligations of the United States of America to secure surety, replevin and appeal bonds to which the Company or any Restricted Subsidiary is a party or in lieu of such bonds, or pledges or deposits for similar purposes in the ordinary course of business, or Liens imposed by law, such as laborers' or other employees', carriers', warehousemen's, mechanics', materialmen's and vendors' Liens and Liens arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary at the time shall be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review, or Liens for taxes not yet subject to penalties for nonpayment or the amount or validity of which is being in good faith contested by appropriate proceedings by the Company or any Restricted Subsidiary, as the case may be, or minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions or Liens as to the use of real properties, which Liens, exceptions, encumbrances, easements, reservations, rights and restrictions do not, in the opinion of the Company, in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of the Company and its Restricted Subsidiaries;

  (10) Liens incurred to finance all or any portion of the cost of construction, alteration or repair of any real or physical property and improvements thereto prior to or within 270 days after completion of such construction, alteration or repair;

  (11) Liens incurred (no matter when created) in connection with a Securitization Transaction;

  (12) Liens on property (or any Receivable arising in connection with the lease thereof) acquired by the Company or a Restricted Subsidiary through repossession, foreclosure or like proceeding and existing at the time of the repossession, foreclosure, or like proceeding;

  (13) Liens on deposits of the Company or a Restricted Subsidiary with banks (in the aggregate, not exceeding $50 million), in accordance with customary banking practice, in connection with the providing by the Company or a Restricted Subsidiary of financial accommodations to any Person in the ordinary course of business;

  (14) Liens outstanding on the date of the Indenture; or

  (15) any extension, renewal, refunding or replacement of the foregoing.

  "Consolidated Net Tangible Assets" means, at any date, the total assets appearing on the most recent consolidated balance sheet of the Company and Restricted Subsidiaries as at the end of the fiscal quarter of the Company ending not more than 135 days prior to such date, prepared in accordance with generally accepted accounting principles, less (a) all current liabilities (due within one year) as shown on such balance sheet, (b) applicable reserves, (c) investments in and advances to Securitization Subsidiaries and Subsidiaries of Securitization Subsidiaries that are consolidated on the consolidated balance sheet of the Company and its Subsidiaries, and (d) Intangible Assets and liabilities relating thereto.

  "Funded Debt" means (a) any indebtedness of the Company or a Restricted Subsidiary maturing more than 12 months after the time of computation thereof,
(b) guarantees by the Company or a Restricted Subsidiary of Funded Debt or of dividends of others (except guarantees in connection with the sale or discount of accounts receivable, trade acceptances and other paper arising in the ordinary course of business), (c) in the case of any Restricted Subsidiary all preferred stock of such Restricted Subsidiary, and (d) all Capital Lease Obligations (as defined in the Indenture) of the Company or a Restricted Subsidiary.

  "Indebtedness" means, at any date, without duplication, (a) all obligations for borrowed money of the Company or a Restricted Subsidiary or any other indebtedness of the Company or a Restricted Subsidiary, evidenced by bonds, debentures, notes or other similar instruments, and (b) Funded Debt, except such obligations and other indebtedness of the Company or a Restricted Subsidiary of the Company and Funded Debt, if any, incurred as a part of a Securitization Transaction.

  "Intangible Assets" means, at any date, the value (net of any applicable reserves) as shown on or reflected in the most recent consolidated balance sheet of the Company and the Restricted Subsidiaries as at the end of the fiscal quarter of the Company ending not more than 135 days prior to such date, prepared in accordance with generally accepted accounting principles, of: (a) all trade names, trademarks, licenses, patents, copyrights, service marks, goodwill and other like intangibles; (b) organizational and development costs;
(c) deferred charges (other than prepaid items, such as insurance, taxes, interest, commissions, rents, deferred interest waiver, compensation and similar items and tangible assets being amortized); and (d) unamortized debt discount and expense, less unamortized premium.

  "Liens" means pledges, mortgages, security interests and other liens, including purchase money liens, on any property of the Company or any Restricted Subsidiary which secure Secured Funded Debt.

  "Outstanding Securities" means all Securities previously authenticated and delivered under the Indenture other than (a) Securities that have been canceled, (b) Securities for whose payment or redemption money in the necessary amount has been deposited with the Trustee or any Paying Agent and (c) Securities that have been defeased pursuant to section 13.2 of the Indenture. In determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver, Securities owned by the Company are deemed not to be outstanding and special rules under the Indenture are applicable to Original Issue Discount Securities and Securities not denominated in U.S. Dollars.

  "Receivables" means any right of payment from or on behalf of any obligor, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising, either directly or indirectly, from the financing by the Company or any Subsidiary of the Company of property or services, and monies due thereunder, security interests in the property and services financed thereby and any and all other related rights.

  "Restricted Subsidiary" means each Subsidiary of the Company other than Securitization Subsidiaries and Subsidiaries of Securitization Subsidiaries.

  "Secured Funded Debt" means Funded Debt of the Company which is secured by any pledge, or mortgage, security interest or other lien on any property (whether owned on the date of the Indenture or thereafter created) of the Company or of a Restricted Subsidiary.

  "Securities" means any indebtedness of the Company issued under the Indenture.

  "Securitization Subsidiary" means a Subsidiary of the Company (a) which is formed for the purpose of effecting one or more Securitization Transactions and engaging in other activities reasonably related thereto and (b) as to which no portion of the indebtedness or any other obligations of which (1) is guaranteed by the Company or any Restricted Subsidiary, or (2) subjects any property or assets of the Company or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to any lien, other than pursuant to representations, warranties and covenants (including those related to servicing) entered into in the ordinary course of business in connection with a Securitization Transaction and inter-company notes and other forms of capital or credit support relating to the transfer or sale of Receivables or asset-backed securities to such Securitization Subsidiary and customarily necessary or desirable in connection with such transactions.

  "Securitization Transaction" means any transaction or series of transactions that have been or may be entered into by the Company or any of its Subsidiaries in connection with or reasonably related to a transaction or series of transactions in which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Subsidiary or (b) any other Person, or may grant a security interest in, any Receivables or asset-backed securities or interest therein (whether such Receivables or securities are then existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto, including, without limitation, all security interests in the property or services financed thereby, the proceeds of such Receivables or asset-backed securities and any other assets which are sold or in respect of which security interests are granted in connection with securitization transactions involving such assets.

  "Subsidiary" means any corporation of which at least a majority of the outstanding stock, which under ordinary circumstances (not dependent upon the happening of a contingency) has voting power to elect a majority of the board of directors of such corporation (or similar management body), is owned directly or indirectly by the Company or by one or more Subsidiaries of the Company, or by the Company and one or more Subsidiaries.

Events of Default

  Any one of the following events will constitute an Event of Default under the Indenture with respect to Securities of any series:

  (1) failure to pay any interest on any Security of that series when due, continued for 30 days;

  (2) failure to pay principal of or any premium on any Security of that series when due;

  (3) failure to deposit any sinking fund or other payment, when due, in respect of any Security of that series;

  (4) failure to perform, or breach of, any other covenant or warranty of the Company in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of Securities thereunder other than that series) continued for 60 days after written notice as provided in the Indenture;

  (5) certain events in bankruptcy, insolvency or reorganization of the Company;

  (6) a default or defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness (including the Indenture), whether such Indebtedness exists at the date of the Indenture or shall thereafter be created, which default or defaults shall have resulted in such Indebtedness, in an aggregate principal amount exceeding $60 million, individually or in the aggregate, having been declared due and payable prior to the date on which it would otherwise have become due and payable, without such Indebtedness having been discharged, or such acceleration having been rescinded or annulled, or there having been deposited in trust a sum of money sufficient to discharge in full such Indebtedness, within a period of 30 days after there shall have been given, by registered mail, to the Company by the Trustee or to the Company and the Trustee by the Holder or Holders of at least 25% in aggregate principal amount of the Outstanding Securities of such series a written notice specifying such default and requiring the Company to cause such Indebtedness to be discharged, cause to be deposited in trust a sum sufficient to discharge in full such Indebtedness or cause such acceleration to be rescinded or annulled; or

  (7) any other Event of Default provided with respect to Securities of that series.

  If any Event of Default with respect to the Securities of any series at the time Outstanding occurs and is continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series may declare the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms thereof) of all the Securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to Securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the Holders of a majority in aggregate principal amount of Outstanding Securities of that series may, under certain circumstances, rescind and annul such acceleration.

  You should review the Applicable Prospectus Supplement relating to any series of Offered Securities that are Original Issue Discount Securities for the particular provisions relating to acceleration of the Stated Maturity of a portion of the principal amount of such series of Original Issue Discount Securities upon the occurrence of an Event of Default and the continuation thereof.

  The Indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee and to certain other conditions, the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of that series.

  No Holder of any series of Securities will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless
(a) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default, (b) the Holders of at least 25% in principal amount of the Outstanding Securities of that series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and (c) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a Holder of a Security for enforcement of payment of the principal of and premium, if any, or interest on such Security on or after the respective due dates expressed in such Security.

  The Company is required to furnish to the Trustee annually a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance.

Modification and Waiver

  Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of not less than the majority in aggregate principal amount of the Outstanding Securities of each series issued under the Indenture and affected by the modification or amendment. No such modification or amendment may, without the consent of the Holders of all Securities affected thereby:

  (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security;

  (2) reduce the principal amount of, or the premium, if any, or (except as otherwise provided in the Applicable Prospectus Supplement) interest on, any Security (including, in the case of an Original Issue Discount Security, the amount payable upon acceleration of the maturity thereof);

  (3) change the place or currency of payment of principal of, premium, if any, or interest on any Security;

  (4) impair the right to institute suit for the enforcement of any payment on any Security on or after the Stated Maturity thereof (or in the case of redemption, on or after the Redemption Date); or

  (5) reduce the percentage in principal amount of Outstanding Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults.

  The Holders of at least a majority in aggregate principal amount of the Outstanding Securities of any series may, on behalf of all Holders of that series, waive compliance by the Company with certain restrictive provisions of the Indenture. The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series may, on behalf of all Holders of that series, waive any past default under the Indenture, except a default in the payment of principal, premium or interest and in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected thereby.

Consolidation, Merger and Sale of Assets

  The Company may not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person and may not permit any Person to merge into or consolidate with the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

  (1) any successor or purchaser is a corporation, partnership, or trust organized and validly existing under the laws of the United States of America, any State or the District of Columbia, and any such successor or purchaser expressly assumes the Company's obligations on the Securities under a supplemental indenture;

  (2) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing;

  (3) if properties or assets of the Company become subject to a mortgage, pledge, lien, security interest or other encumbrance not permitted by the Indenture, the Company or such successor Person, as the case may be, takes such steps as shall be necessary effectively to secure the Securities equally and ratably with (or prior to) all indebtedness secured thereby; and

  (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating compliance with these provisions.

Defeasance and Covenant Defeasance

  The Indenture provides that, if such provision is made applicable to the Securities of any series pursuant to Section 3.1 of the Indenture, the Company, at the Company's option:

  (1) will be discharged from any and all obligations in respect of the Securities of any series (except for certain obligations to register the transfer of or exchange of Securities of such series, replace stolen, lost or mutilated Securities of such series, maintain paying agencies and hold moneys for payment in trust); or

  (2) need not comply with certain restrictive covenants of the Indenture, including those described under "Certain Covenants of the Company," and the occurrence of an event described in clause (4) under "Events of Default" shall no longer be an Event of Default, in each case, if the Company deposits, in trust, with the Trustee money or U.S. Government Obligations, which through the payment of interest thereon and principal thereof in accordance with their terms, will provide money in an amount sufficient to pay all the principal of, premium if any, and interest on the Securities of such series on the dates such payments are due (which may include one or more redemption dates designated by the Company) in accordance with the terms of the Securities of such series. Such a trust may be established only if, among other things:

    (a) no Event of Default or event which, with the giving of notice or lapse of time, or both, would become an Event of Default under the Indenture shall have occurred and be continuing on the date of such deposit or on such later date specified in the Indenture in the case of certain events in bankruptcy, insolvency or reorganization of the Company;

    (b) such deposit will not cause the Trustee to have any conflicting interest with respect to other securities of the Company;

    (c) such defeasance will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound; and

    (d) the Company shall have delivered an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit or defeasance and will be subject to Federal income tax in the same manner as if such defeasance had not occurred, which Opinion of Counsel, in the case of clause (1) above, must refer to and be based upon a published ruling of the Internal Revenue Service, a private ruling of the Internal Revenue Service addressed to the Company, or otherwise a change in applicable federal income tax law occurring after the date of the Indenture.

In the event the Company omits to comply with its remaining obligations under the Indenture after a defeasance of the Indenture with respect to the Securities of any series as described under clause (2) above and the Securities of such series are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations on deposit with the Trustee may be insufficient to pay amounts due on the Securities of such series at the time of the acceleration resulting from such Event of Default. However, the Company will remain liable in respect of such payments.

Concerning the Trustee

  The Bank of New York is Trustee under the Indenture. The Trustee performs services for the Company and Case in the ordinary course of business and is a lender bank under certain of the Company's credit facilities and Case's credit facilities. The Company has issued $150,000,000 aggregate principal amount of its 6 3/4% Notes due October 21, 2007, $100,000,000 aggregate principal amount of its 6 1/8% Notes due October 15, 2001, $100,000,000 aggregate principal amount of its Floating Rate Notes due January 21, 2000 and a total of $279,200,000 of its Series A medium-term notes and a total of $759,000,000 of its Series B medium-term notes under the Indenture. The Trustee is also trustee under an indenture, dated as of February 1, 1996, between the Company, Case and the Trustee, as trustee. The Company has issued $200,000,000 aggregate principal amount of its 6 1/8% Notes due February 15, 2003, under such indenture.

                              PLAN OF DISTRIBUTION

  The Company may sell the Securities being offered hereby through agents, through underwriters and through dealers, and Securities may be sold to other purchasers directly or through agents or through a combination of any such methods of sale.

  The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

  Offers to purchase Securities may be solicited by agents designated by the Company from time to time. Any such agent, who may be deemed to be an underwriter, as that term is defined in the Securities Act, involved in the offer or sale of the Securities in respect of which this prospectus is delivered will be named, and any commissions payable by the Company to such agent set forth, in the Applicable Prospectus Supplement. Agents may be entitled under agreements that may be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the Securities Act. In addition, such agents or their affiliates may be customers of, extend credit to, engage in transactions with, or perform services for, the Company and/or Case in the ordinary course of business. Unless otherwise indicated in the Applicable Prospectus Supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

  If any underwriters are utilized in the sale, the Company will enter into an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Applicable Prospectus Supplement that will be used by the underwriters to make resales of the Securities in respect of which this prospectus is delivered to the public. The underwriters may be entitled under the relevant underwriting agreement to indemnification by the Company against certain liabilities, including liabilities under the Securities Act. In addition, such underwriters or their affiliates may be customers of, extend credit to, engage in transactions with, or perform services for, the Company and/or Case in the ordinary course of business.

  If dealers are utilized in the sale of the Securities in respect of which this prospectus is delivered, the Company will sell such Securities to such dealers as principal. The dealers may then resell such Securities to the public at varying prices to be determined by such dealers at the time of resale. Dealers may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act. In addition, such dealers or their affiliates may be customers of, extend credit to, engage in transactions with, or perform services for, the Company and/or Case in the ordinary course of business.

  Unless otherwise indicated in the Applicable Prospectus Supplement, Securities are not proposed to be listed on a securities exchange, and any underwriters or dealers will not be obligated to make a market in Securities. The Company cannot predict the activity or liquidity of any trading in the Securities.

  If so indicated in an Applicable Prospectus Supplement, the Company will authorize underwriters or agents to solicit offers by certain institutions to purchase Offered Securities from the Company pursuant to delayed delivery contracts ("Contracts") providing for payment and delivery on the date or dates stated in such prospectus supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of Offered Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in such prospectus supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to the approval of the Company. Contracts will not be subject to any conditions except (a) the purchase by an institution of the Offered Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (b) if the Offered Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of the Offered Securities less the principal amount thereof covered by Contracts. Agents and underwriters will have no responsibility in respect of the delivery or performance of Contracts.

                                 LEGAL MATTERS

  Unless otherwise indicated in a supplement to this prospectus, certain legal matters in connection with the Securities offered by this prospectus will be passed upon for the Company by Richard S. Brennan, General Counsel and Secretary of Case, and by Mayer, Brown & Platt, Chicago, Illinois. In addition to his positions at Case, Mr. Brennan is also a partner at Mayer, Brown & Platt. The Company has been advised by Mr. Brennan that, at December 31, 1998, he beneficially owned 34,000 shares of common stock of Case and had options to purchase 10,000 shares of common stock of Case. Unless otherwise indicated in a supplement to this prospectus, certain legal matters in connection with the Securities offered by this prospectus will be passed upon for the underwriters, dealers and agents, if any, by Cahill Gordon & Reindel (a partnership including a professional corporation), New York, New York.

                                    EXPERTS

  Unless otherwise indicated in a supplement to this prospectus, the audited financial statements and schedules included or incorporated by reference in this prospectus and the prospectus supplement and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included or incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

  The table below sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities registered hereby, other than underwriting discounts and commissions. All amounts are estimated except for the SEC registration fee.

      SEC registration fee............................................ $141,502
      Blue sky fees and expenses......................................   10,000
      Printing and engraving costs....................................  200,000
      Legal fees and expenses.........................................  100,000
      Accounting fees and expenses....................................  150,000
      Rating Agencies' Fees...........................................  200,000
      Trustee fees and expenses.......................................   10,000
      Miscellaneous...................................................   13,498
                                                                       --------
          Total....................................................... $825,000
                                                                       ========

Item 15. Indemnification of Directors and Officers.

  The By-Laws of the Company include the following provisions:

    Article V, Section 16. Indemnification of Directors and Officers. Each person who is or was a director or officer of the corporation, or who serves or may have served at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person) and who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether criminal, civil, administrative or investigative, including appeals, shall be indemnified by the corporation as a matter of right to the full extent permitted or authorized by the Corporation Law of the state of incorporation of the corporation, as it may from time to time be amended, against any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in his capacity as a director or officer, or arising out of his status as a director or officer. Each person who is or was an employee or agent of the corporation, or who serves or may have served at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person) may, at the discretion of the Board, be indemnified by the corporation to the same extent as provided herein with respect to directors and officers of the corporation.

    The corporation may, but shall not be obligated to, maintain insurance at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the corporation, or is or was serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such. The corporation may, but shall not be obligated to, pay expenses incurred in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding.

    The indemnification provided by this Section 16 shall not be exclusive of any other rights to which those seeking indemnification may be entitled as a matter of law or under any agreement, vote of stockholders or disinterested directors or otherwise.

  Reference is made to the Underwriting Agreement, filed as Exhibit 1(a) hereto, and to the Distribution Agreement, filed as Exhibit 1(b) hereto, for a description of the indemnification arrangements in connection with any underwritten offering of securities registered hereby.

  Case has purchased insurance which purports to insure the officers and directors of Case, and of its subsidiary companies, which includes Case Credit, against certain liabilities incurred by them in the discharge of their function as such officers and directors except for liabilities resulting from their own malfeasance.

Item 16. Exhibits.

  A list of exhibits filed herewith is contained in the index to exhibits which is incorporated herein by reference.

Item 17. Undertakings.

  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    provided, however, that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
  Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to the provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Racine, State of Wisconsin, on March 18, 1999. The Registrant also certifies that it reasonably believes that the security rating requirement contained in General Instruction I.B.2. of Form S-3 will be met by the time of sale.

                                          Case Credit Corporation

                                               /s/ Andrew E. Graves
                                          By: _________________________________

                                                   Andrew E. Graves
                                               President and Chief Executive
                                                          Officer


  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----


    /s/ Theodore R. French           Chairman of the Board and       March 18, 1999
____________________________________  Director
         Theodore R. French

      /s/ Andrew E. Graves           President, Chief Executive      March 18, 1999
____________________________________  Officer and Director
          Andrew E. Graves            (Principal Executive
                                      Officer)

      /s/ Robert A. Wegner           Senior Vice President, Chief    March 18, 1999
____________________________________  Financial Officer and
          Robert A. Wegner            Director (Principal
                                      Financial and Accounting
                                      Officer)

                               INDEX TO EXHIBITS

 Exhibit
 Number                                 Description
 -------                                -----------
  1(a)     Form of Underwriting Agreement(1)
  1(b)     Form of Distribution Agreement(1)
  4        Indenture, dated as of October 1, 1997, between Case Credit
           Corporation and The Bank of New York (including form of security)(2)
  5        Opinion of Richard S. Brennan, General Counsel and Secretary of Case
           Corporation, as to the legality of the securities being registered
 12        Computation of Ratio of Earnings to Fixed Charges
 23(a)     Consent of Arthur Andersen LLP, Independent Public Accountants for
           Case Credit Corporation (Milwaukee, Wisconsin)
 23(b)     Consent of Richard S. Brennan, General Counsel and Secretary of Case
           Corporation (contained in Exhibit 5)(1)
 24        Powers of attorney (contained on the signature page to this
           Registration Statement)
 25        Form T-1 Statement of eligibility under the Trust Indenture Act of
           1939 of The Bank of New York(1)

--------

(1) Previously filed.

(2) Filed as Exhibit 4(a) to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, and incorporated herein by reference.